Exhibit 10.14

RESTATED AND AMENDED SUBSCRIPTION AGREEMENT

This Restated and Amended Subscription Agreement (this “Agreement”) is made as of September 29, 2021 by and among:

(1)	9F Inc., a company incorporated in the Cayman Islands with address of principal business office at Room 1607, Building No. 5, 5 West Laiguangying Road, Chaoyang District (the “Company”);
(2)

Sky Ease Ventures Limited, a company incorporated in the British Virgin Islands with address of principal business office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands (“Sky Ease”); and

(3)

Brilliant Code Investment Limited, a company incorporated in the British Virgin Islands with address of principal business office at Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands (“BCI”, collectively with Sky Ease, the “Purchasers,” and each a “Purchaser”).

The parties above are hereinafter each referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Company and Sky Ease have entered into a subscription agreement (the “Prior Agreement”) on July 19, 2021 pursuant to which the Company has agreed to issue and sell to Sky Ease and Sky Ease has agreed to purchase from the Company (i) an initial amount of 4,986,012 (“Sky Ease Purchased Shares”) Class A ordinary shares of the Company (“Ordinary Shares”), and (ii) an additional amount of 4,986,011 Ordinary Shares (“Sky Ease Additional Purchased Shares”), in each case on terms and subject to conditions as set forth in the Prior Agreement and in a private placement exempt from registration pursuant to Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, BCI desires to purchase 678,426 Ordinary Shares from the Company and each Party desires and agrees that, on terms and subject to conditions set forth herein, BCI shall purchase from the Company, and the Company shall issue and sell to BCI, 678,426 Ordinary Shares (“BCI Purchased Shares,” collectively with the Sky Ease Purchased Shares, the “Purchased Shares”).

WHEREAS, each Party agrees that, to facilitate the closing of the purchase of BCI Purchased Shares, Sky Ease shall assign its rights with respect to the Sky Ease Additional Purchased Shares to the BCI, and BCI shall assume such rights, and exercise such rights to purchase, and the Company shall agree to sale, issue and allot, the BCI Purchased Shares, pursuant as originally contemplated under the Prior Agreement.

WHEREAS, for the aforementioned purposes, the Parties desire to enter into this Agreement, which shall amend, replace and supersede the Prior Agreement in its entirety, make the respective representations, warranties, covenants and agreements and accept the rights, covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1Issuance, Sale and Purchase of Ordinary Shares.  Upon the terms and subject to the conditions of this Agreement, (a) Sky Ease agrees to purchase from the Company, and the Company agrees to issue, sell and deliver to Sky Ease, at the Sky Ease Closing (as defined below), the Sky Ease Purchased Shares and for the amount of consideration set forth in Schedule IA (the “Sky Ease Purchase Price”), and (b) BCI agrees to purchase from the Company, and the Company agrees to issue, sell and deliver to BCI, at the BCI Closing (as defined below), the BCI Purchased Shares and for the amount of consideration set forth in Schedule IB (the “BCI Purchase Price”), in each case free and clear of all liens or encumbrances (except for restrictions arising under applicable laws (including the Securities Act) or created by virtue of this Agreement).

Section 1.2Closing.

(a)Sky Ease Closing.  Subject to Section 1.3, the closing (the “Sky Ease Closing”) of the sale and purchase of the Sky Ease Purchased Shares pursuant to Section 1.1 shall take place remotely via the electronic exchange of the closing documents and signatures on the fifth Business Day following the satisfaction or, to the extent permitted by applicable laws, waiver of the applicable conditions precedent specified in Section 1.3 or such other time as the Company and Sky Ease may mutually agree upon.  The date and time of the Sky Ease Closing are referred to herein as the “Sky Ease Closing Date.”

(b)BCI Closing.  Subject to Section 1.3, the closing of the sale and purchase of the BCI Purchased Shares (the “BCI Closing”) pursuant to Section 1.1 shall take place remotely via the electronic exchange of the closing documents and signatures on the fifth Business Day following the satisfaction or, to the extent permitted by applicable laws, waiver of the applicable conditions precedent specified in Section 1.3 or such other time as the Company and BCI may mutually agree upon.  The date and time of the BCI Closing are referred to herein as the “BCI Closing Date.”

(c)Payment and Delivery.

(i)At the Sky Ease Closing, Sky Ease shall pay and deliver the Sky Ease Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to Sky Ease and the Company, of immediately available funds to such bank account(s) designated in writing by the Company, and the Company shall deliver to Sky Ease a copy of duly executed share certificate(s) registered in the name of Sky Ease (the original copies of which shall be delivered to Sky Ease as soon as commercially practicable following the Sky Ease Closing), together with a certified true copy of the relevant extract of the register of members of the Company, evidencing the Sky Ease Purchased Shares being issued and sold to Sky Ease.

(ii)At the BCI Closing, BCI shall pay and deliver the BCI Purchase Price to the Company in U.S. dollars by wire transfer, or by such other method mutually agreeable to the Company and BCI, of immediately available funds to such bank account(s) designated in writing by the Company, and the Company shall deliver to BCI a copy of duly executed share certificate(s) registered in the name of BCI (the original copies of which shall be delivered to BCI as soon as commercially practicable following the BCI Closing), together with a certified true copy of the relevant extract of the register of members of the Company, evidencing the BCI Purchased Shares being issued and sold to BCI.

(d)Restrictive Legend.  Each certificate representing the Sky Ease Purchased Shares or the BCI Purchased Shares shall be endorsed with the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE.  THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS, OR (B) IF NOT OTHERWISE IN COMPLIANCE WITH THE RESTATED AND AMENDED SUBSCRIPTION AGREEMENT BY AND AMONG THE COMPANY, SKY EASE VENTURES LIMITED AND BRILLIANT CODE INVESTMENT LIMITED, DATED [•], 2021 (AS AMENDED, THE “SUBSCRIPTION AGREEMENT”).  ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS OR ANY OTHER RESTRICTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT SHALL BE VOID.

Section 1.3Closing Conditions.

(a)Conditions to the Purchasers’ Obligations to Effect the Sky Ease Closing or the BCI Closing.  The obligation of a Purchaser to pay for the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, as contemplated by this Agreement is subject to the satisfaction on or before the Sky Ease Closing Date or the BCI Closing Date, as applicable, of the following conditions, any of which may only be waived in writing by that Purchaser in its sole discretion:

(i)All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, hereunder and any other transactions contemplated under this Agreement and all the agreements and other documents required in connection with implementing the transactions contemplated hereby (together, the “Transaction Documents”) shall have been completed.

(ii)The representations and warranties of the Company contained in Section 2.1 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Sky Ease Closing Date or the BCI Closing Date, as applicable; and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with on or before the Sky Ease Closing Date or the BCI Closing Date, as applicable.

(iii)No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company.

(iv)With respect to the BCI Closing only, BCI having delivered a written notice requesting to proceed with the BCI Closing to the Company.

(b)Conditions to the Company’s Obligations to Effect the Sky Ease Closing or the BCI Closing.  The obligation of the Company to issue, sell and deliver the Sky Ease Purchased Shares or BCI Purchased Shares to the relevant Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Sky Ease Closing Date or the BCI Closing Date, as applicable, of each of the following conditions, any of which may only be waived in writing by the Company in its sole discretion:

(i)All corporate and other actions, as applicable, required to be taken by that Purchaser in connection with the purchase of the Sky Ease Purchased Shares or BCI Purchased Shares, as applicable, hereunder and any other transactions contemplated under the Transaction Documents shall have been completed.

(ii)The representations and warranties of that Purchaser contained in Section 2.2 of this Agreement shall have been true and correct in all material respects on the date of this Agreement and on and as of the Sky Ease Closing Date or the BCI Closing Date, as applicable; and that Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement or any other Transaction Document that are required to be performed or complied with on or before the Sky Ease Closing Date or the BCI Closing Date.

(iii)No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement or any other Transaction Document that are substantial in relation to the Company.

(iv)With respect to the BCI Closing only the Company having delivered a written notice requesting to proceed with the BCI Closing to BCI.

Section 1.4Multiple Closings.  To the extent there is more than one closing with respect to the sale and purchase of the Sky Ease Purchased Shares, the terms “Sky Ease Closing” and “Sky Ease Closing Date” shall mean, and any provision under this Agreement applicable thereto shall apply to, each of such closing and closing date. The Company and Sky Ease acknowledge and confirm that the Sky Ease Closing with respect to all of the Sky Ease Purchased Shares has occurred as of the date of this Agreement.

Section 1.5Non-Occurrence of Closing.

(a)Sky Ease Closing. If the Sky Ease Closing with respect to any Sky Ease Purchased Share fails to occur on or prior to July 30, 2021  (the “Outside Date”), then (a) the Company shall be entitled to terminate this Agreement and any other Transaction Documents with respect to Sky Ease, and (b) Sky Ease shall pay and deliver the Termination Fee to such bank account(s) designated in writing by the Company within five (5) business days after the Outside Date; provided that the Termination Fee is only payable by Sky Ease if the failure of the Sky Ease Closing to occur with respect to any Sky Ease Purchased Share is solely attributable to the act or omission of Sky Ease (which, for the avoidance of doubt, shall include the failure of Closing to occur as a result of the non-satisfaction of the Closing Condition set out in Section 1.3(a)(iv)). For the purpose of this Agreement, the “Termination Fee” shall be US$250,000. The Company and Sky Ease acknowledge and confirm that the Sky Ease Closing has occurred in accordance with the terms hereunder.

(b)BCI Closing. If the BCI Closing has not occurred on or prior to September 30, 2021, then the Company shall be entitled to terminate this Agreement with respect to BCI.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1Representations and Warranties of the Company.  The Company hereby represents and warrants to the relevant Purchaser, as of the date hereof, and as of the Sky Ease Closing Date or the BCI Closing Date, as applicable, as follows:

(a)Due Formation.  The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands.  The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b)Authority.  The Company has full power and authority to enter into, execute and deliver this Agreement and other Transaction Documents and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and other Transaction Documents and to perform its obligations hereunder and thereunder.  The execution and delivery by the Company of this Agreement and other Transaction Documents and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)Valid Agreement.  The Transaction Documents have all been duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by the availability of specific performance, injunctive relief, or other equitable remedies.

(d)Capitalization.

(i)All outstanding shares of the Company and all outstanding shares of each of the Company’s subsidiaries and consolidated affiliates (each a “Subsidiary” and collectively “Subsidiaries”) have been issued and granted in compliance with (x) all applicable Securities Laws and other applicable laws, and (y) all requirements set forth in applicable plans or contracts, without violation of any preemptive rights, rights of first refusal or other similar rights. “Securities Laws” means the Securities Act, the Securities Exchange Act of 1934, as amended, the listing rules of, or any listing agreement with, the Nasdaq Stock Market and any other applicable law regulating securities or takeover matters.

(ii)The rights of the Ordinary Shares to be issued to the relevant Purchaser as Sky Ease Purchased Shares or BCI Purchased Shares, as applicable, shall be as stated in the Sixth Amended and Restated Memorandum and Articles of Association of the Company.

(e)Due Issuance of the Sky Ease Purchased Shares and BCI Purchased Shares.  The Sky Ease Purchased Shares and BCI Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the relevant Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature, except for restrictions arising under the Securities Act or created by virtue of this Agreement, and upon delivery and entry into the register of members of the Company will transfer to such Purchaser good and valid title to the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable.

(f)Noncontravention.  Neither the execution or the delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate any provision of the organizational documents of the Company or its Subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) except in each case as do not and would not have a Material Adverse Effect, conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject.  There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or any other Transaction Document or the right of the Company to enter into this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby, and is reasonably expected to be determined adversely against the Company or its Subsidiaries, and if so determined, would have a Material Adverse Effect.  As used herein, “Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (A) the financial condition, assets, liabilities, results of operations, business, or operations of the Company and its Subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from (x) the public disclosure of the transactions contemplated under the Transaction Documents in accordance with the terms of such documents, (y) changes in generally accepted accounting principles that are generally applicable to comparable companies, or (z) changes in general economic and market conditions; or (B) the ability of the Company to consummate the transactions contemplated by the Transaction Documents and to timely perform its material obligations under the Transaction Documents.

(g)Consents and Approvals.  Neither the execution or the delivery by the Company of this Agreement or any other Transaction Document, nor the consummation by the Company of any of the transactions contemplated hereby and thereby, nor the performance by the Company of this Agreement or any other Transaction Document in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Sky Ease Closing Date (or the BCI Closing Date if applicable), unless the failure to obtain such consent, approval, order or authorization of, or registration or to give such notice does not and would not have a Material Adverse Effect.

(h)SEC Documents.  Except in each case as do not and would not have a Material Adverse Effect, the Company has timely filed or furnished (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act), as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder (all of the foregoing documents filed with or furnished to the SEC and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective filing or furnishing dates, the SEC Documents complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, as applicable, to the respective SEC Documents, and, none of the SEC Documents, at the time they were filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The information contained in the SEC Documents, considered as a whole and as amended as of the date hereof, do not as of the date hereof, and will not as of the Sky Ease Closing Date (or the BCI Closing Date if applicable), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  There are no contracts, agreements, arrangements, transactions or documents which are required to be described or disclosed in the SEC Documents or to be filed as exhibits to the SEC Documents which have not been so described, disclosed or filed except where the failure to so describe, disclose or file does not and would not have a Material Adverse Effect.  The Company is in compliance with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Market in all material respects.  The Company and its Subsidiaries have taken no action designed to, or reasonably likely to have the effect of, delisting the American depositary shares representing the Ordinary Shares (the “ADSs”) from the Nasdaq Stock Market.  The Company has not received any notification that the SEC or the Nasdaq Stock Market is contemplating suspending or terminating such listing (or the applicable registration under the Exchange Act related thereto).  The Company is in compliance with the Sarbanes-Oxley Act of 2002 in all material respects.

(i)Financial Statements.

(i)The financial statements (including any related notes) contained in the SEC Documents (collectively, the “Financial Statements”) (A) were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered thereby (except (x) as may be otherwise indicated in such financial statements or the notes thereto, or (y) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed to summary statements), and (B) fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods covered thereby, in each case except as disclosed therein or in the SEC Documents and as permitted under the Exchange Act.

(ii)Except as disclosed in the Company’s annual report on Form 20-F filed with the SEC on May 18, 2021 or any other SEC documents, (A) the Company has established and maintains a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting, including policies and procedures that (x) mandate the maintenance of records that in reasonable detail accurately and fairly reflect the material transactions and dispositions of the assets of the Company, (y) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the board of directors of the Company, and (z) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company, and (B) the Company’s auditors and the audit committee of the board of directors of the Company have not been advised of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. There has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, since May 18, 2021, except as disclosed in the SEC documents.

(j)Events Subsequent to Most Recent Fiscal Period.  Since December 31, 2020, until the date hereof and to the Sky Ease Closing Date (or the BCI Closing Date as applicable), there has not been any events that would have a Material Adverse Effect.

(k)Legal Proceeding.  Except as disclosed in the Company’s annual report on Form 20-F filed with the SEC on May 18, 2021 or in any other SEC Documents, there are no actions by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority, that would have a Material Adverse Effect.

Section 2.2Representations and Warranties of the Purchaser.  Each Purchaser hereby represents and warrants to the Company, severally but not jointly, as of the date hereof, and as of the Sky Ease Closing Date or the BCI Closing Date, as applicable, as follows:

(a)Due Formation.  The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization.  The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)Authority.  The Purchaser has full power and authority to enter into, execute and deliver the Transaction Documents and each agreement, certificate, document and instrument to be executed and delivered by it pursuant to the Transaction Documents and to perform its obligations hereunder and thereunder.  The execution and delivery by the Purchaser of the Transaction Documents and the performance by it of its obligations hereunder and thereunder have been duly authorized by all requisite actions on its part.

(c)Valid Agreement.  The Transaction Documents have been duly executed and delivered by the Purchaser and constitutes its legal, valid and binding obligation, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by the availability of specific performance, injunctive relief, or other equitable remedies.

(d)Noncontravention.  Neither the execution or the delivery of this Agreement or any other Transaction Document, nor the consummation of the transactions contemplated hereby or thereby, will (i) where applicable, violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject.  There is no action, suit or proceeding, pending or, threatened against the Purchaser that questions the validity of this Agreement or other Transaction Documents or the right of the Purchaser to enter into this Agreement or other Transaction Documents or to consummate the transactions contemplated hereby and thereby.

(e)Consents and Approvals.  Neither the execution or the delivery by the Purchaser of this Agreement or any other Transaction Document, nor the consummation by the Purchaser of any of the transactions contemplated hereby and thereby, nor the performance by the Purchaser of this Agreement or any other Transaction Document in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Sky Ease Closing Date or the BCI Closing Date, if applicable.

(f)Status and Investment Intent

(i)Experience.  The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable.  The

Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment.

(ii)Purchase Entirely for Own Account.  The Purchaser is acquiring the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof.  The Purchaser does not have any direct or indirect arrangement, or understanding with any other person to distribute, or regarding the distribution of the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, in violation of the Securities Act or any other applicable state securities law.

(iii)Solicitation.  The Purchaser (A) was not identified or contacted through the marketing of the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, and (B) did not contact the Company as a result of any general solicitation or directed selling efforts.

(iv)Restricted Securities.  The Purchaser acknowledges that the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, are “restricted securities” that have not been registered under the Securities Act or any applicable state securities law.  The Purchaser further acknowledges that, absent an effective registration under the Securities Act, the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, may only be offered, sold or otherwise transferred (A) to the Company, (B) outside the United States in accordance with Rule 904 of Regulation S, or (C) pursuant to an exemption from registration under the Securities Act.

(v)Information.  The Purchaser has been furnished access to all materials and information it has requested relating to the Company and its Subsidiaries and other due diligence documents in order to evaluate the transactions contemplated by this Agreement.  The Purchaser is relying solely on its own counsel and other advisors as to the financial, tax, legal and related matters concerning an investment in the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable.

(vi)Not U.S. Person.  The Purchaser is not a “U.S. person” as defined in Rule 902 of Regulation S.

(vii)Offshore Transaction.  The Purchaser has been advised and acknowledges that in issuing the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, to it pursuant to the terms hereto, the Company is relying upon the exemption from registration provided by Regulation S. The Purchaser is acquiring the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, in an offshore transaction in reliance upon the exemption from registration provided by Regulation S.

(viii)FINRA. The Purchaser does not, directly or indirectly, own more than five per cent of the outstanding common stock (or other voting securities) of any member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a holding company for a FINRA member, and is not otherwise a “restricted person” for the purposes of FINRA Rule 5130.

ARTICLE III

POST-CLOSING COVENANTS

Section 3.1Lock-Up.  Notwithstanding any other provisions of any Transaction Agreement or any other agreement by the Company and the Purchasers, the Purchasers shall not, without the prior written consent of the Company, directly or indirectly through one or a series of transactions, offer, sell, contract to sell, pledge, lend, transfer, assign or otherwise dispose of, or enter into any derivative transaction that involves, directly or indirectly, or suffer to exists any encumbrance on (each an instance of “Transfer”), the Sky Ease Purchased Shares, during the period between the Sky Ease Closing Date and the date that is six (6) months after the Sky Ease Closing Date (both dates inclusive), or with respect to the BCI Purchased Shares, during the period between the BCI Closing Date and the date that is six (6) months after the BCI Closing Date (both dates inclusive) (each a “Lock-Up Period”).  Any Transfer of Ordinary Shares made in violation of this Section 3.1 shall be null and void ab initio and shall not be recorded on the books and records of the Company.

Section 3.2Use of Proceeds. The Company intends to and shall apply the net proceeds from the sale of the Sky Ease Purchased Shares and the BCI Purchased Shares to fund the operation of Company’s internet-based securities business and all incidental activities and operations, including the application for relevant licenses and approvals, and the investment in, and acquisition of, other service providers.

Section 3.3Facilitation of ADS Conversion. The Company acknowledges that the Purchaser intend to, subject to applicable laws and the terms and conditions of this Agreement and after the applicable Lock-Up Period, convert the Sky Ease Purchased Shares and the BCI Purchased Shares into ADSs for future sale (the “ADS Conversion”). In the event that any Purchaser makes a written request of ADS Conversion to the Company after the applicable Lock-Up Period and the Company is reasonably satisfied, based on an opinion of such Purchaser’s outside counsel, that the resale of the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, is permitted by and in compliance with Rule 144 under the Securities Act, the Company shall use its reasonable efforts to facilitate, and the Purchaser shall use its reasonable efforts to cooperate with the Company to facilitate, the ADS Conversion, including but not limited to, as applicable, directing the depositary bank, share registrar, transfer agent and legal counsel to take all necessary actions (including the removal of restrictive legend) in accordance with the procedures for conversion of the Sky Ease Purchased Shares or the BCI Purchased Shares, as applicable, into ADSs; provided that such Purchaser shall be responsible for any fees or expenses incurred in connection with effecting the ADS Conversion, such as ADS conversion fees.

ARTICLE IV

MISCELLANEOUS

Section 4.1Governing Law; Arbitration.  This Agreement shall be governed and interpreted in accordance with the laws of the State of New York.  Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (a “Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force. There shall be three arbitrators.  The Company has the right to appoint one arbitrator, the Purchasers have the right to jointly

(or, at any time prior to the BCI Closing, Sky Ease has the right to) appoint one arbitrator  and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre.  The language to be used in the arbitration proceedings shall be English.  Each of the Parties irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, immunity to post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

Section 4.2Amendment.  This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the Parties.

Section 4.3Binding Effect.  This Agreement shall inure to the benefit of, and be binding upon, each of the Parties and their respective heirs, successors and permitted assigns and legal representatives.

Section 4.4Assignment.  Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by a Party without the express written consent of the other Parties, except that each Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of such Purchaser without the consent of the Company; provided that no such assignment shall relieve such Purchaser of its obligations hereunder if such assignee does not perform such obligations.  Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 4.5Notices.  All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing, and delivery shall be deemed sufficient in all respects and to have been duly given as follows: (a) on the actual date of service if delivered personally, (b) at the time of receipt if given by electronic mail to the email addresses set forth in this Section 4.5, (c) on the third day after mailing if mailed by first-class mail return receipt requested, postage prepaid and properly addressed as set forth in this Section 4.5, or (d) on the day after delivery to a nationally recognized overnight courier service during its business hours for overnight delivery against receipt, and properly addressed as set forth in this Section 4.5:

If to Sky Ease, at:	******

If to BCI, at:	******

With copy to:	******
If to the Company, at:	Room 1607, Building No. 5, 5 West Laiguangying Road, Chaoyang District, Beijing 100102, People's Republic of China Attn: ****** Email: ******

With copy to:	Skadden, Arps, Slate, Meagher & Flom LLP c/o 46th Floor JingAn Kerry Centre, Tower II 1539 Nanjing West Road Shanghai 200040, China

Attn: Haiping Li, Esq.

Email: haiping.li@skadden.com

Any Party may change its address for purposes of this Section 4.5 by giving the other Parties hereto written notice of the new address in the manner set forth above.

Section 4.6Entire Agreement.  This Agreement and the other Transaction Documents together constitute the entire understanding and agreement between the Parties with respect to the matters covered hereby, and all prior agreements and understandings, oral or in writing, if any, among the Parties with respect to the matters covered hereby are merged and superseded by this Agreement and the other Transaction Documents.

Section 4.7Severability.  If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 4.8Fees and Expenses.  Except as otherwise provided in this Agreement, each of the Parties will bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 4.9Confidentiality.  Each Party shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement and other Transaction Documents or the transactions contemplated hereby and thereby.  Each Party shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.  Notwithstanding the foregoing, if any Party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable laws (including any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any governmental authority, such Party may, in accordance with its understanding of the applicable laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable laws; provided that any public announcement of this transaction by any Party shall be in form and substance reasonably satisfactory to the other Parties.

Section 4.10Specific Performance.  The Parties agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 4.11Termination.  This Agreement may be terminated with no further force or effect in accordance with Section 1.4,; except for the provisions of Section 4.1 and Section 4.9 hereof, which shall survive any termination under this Section 4.11.

Section 4.12Headings.  The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 4.13Execution in Counterparts.  For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

9F Inc.

By:	/s/ Lei Sun
Name:	Lei Sun
Title:	Authorized Signatory

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Sky Ease Ventures Limited

By:	/s/ Xiaolan Lu
Name:	Xiaolan Lu
Title:	Authorized Signatory

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

Brilliant Code Investment Limited

By:	Tian Jun
Name:	Tian Jun
Title:	Authorized Signatory

[Signature Page to Subscription Agreement]

Schedule IA

Purchaser	Total Purchase Price	Sky Ease Purchased Shares
Sky Ease Ventures Limited	US$ 7,349,381.69	4,986,012

*Number of Purchased Shares subject to adjustments for consolidation or sub-division of the share capital of the Company

Schedule IB

Purchaser	Total Purchase Price	BCI Purchased Shares
Brilliant Code Investment Limited	US$1,000,000.00	678,426

*Numbers of Sky Ease Purchased Shares and BCI Purchased Shares subject to adjustments for consolidation or sub-division of the share capital of the Company